EXHIBIT 1.2


                             EARLYBIRDCAPITAL, INC.
                               275 MADISON AVENUE
                                   SUITE 1203
                            NEW YORK, NEW YORK 10016

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                           SELECTED DEALERS AGREEMENT

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Dear Sirs:

                  1. Registration under the Securities Act of 1933, as amended ("Act"), of the 6,000,000 Units* of Israel Technology Acquisition Corp.
("Company"), as more fully described in the Preliminary Prospectus, dated ___________, 2005, and in the final prospectus ("Prospectus") which will be forwarded to you, will become effective in the near future. We, as the Underwriters, are offering certain of the Units for purchase by a selected group of dealers ("Selected Dealers") on the terms and conditions stated herein.

Authorized Public Offering Price:           $6.00 per Unit.

Dealers' Selling Concession:                Not to exceed $0.__ per Unit payable
                                            upon  termination of this Agreement,
                                            except as provided below. We reserve
                                            the right not to pay such concession
                                            on any of the Units purchased by any
                                            of the Selected  Dealers from us and
                                            repurchased  by us at or  below  the
                                            price  stated  above  prior  to such
                                            termination.

Reallowance:                                You may  reallow  not in  excess  of
                                            $0.__   per   Unit   as  a   selling
                                            concession   to   dealers   who  are
                                            members  in  good  standing  of  the
                                            National  Association  of Securities
                                            Dealers, Inc. ("NASD") or to foreign
                                            dealers  who  are not  eligible  for
                                            membership  in the NASD and who have
                                            agreed  (i)  not to sell  the  Units
                                            within the United States of America,
                                            its territories or possessions or to
                                            persons who are citizens  thereof or
                                            residents therein, and (ii) to abide
                                            by the  applicable  Conduct Rules of
                                            the NASD.






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* Plus the over-allotment option available to the Underwriters to purchase up to an additional 900,000 Units.

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Delivery and Payment:                       Delivery  of the Units shall be made
                                            on or about  ________,  2005 or such
                                            later  date as we may  advise on not
                                            less than one  day's  notice to you,
                                            at the  office of  EarlyBirdCapital,
                                            Inc.,  275  Madison  Avenue,   Suite
                                            1203, New York, New York 10016 or at
                                            such other place as we shall specify
                                            on not less than one day's notice to
                                            you.  Payment for the Units is to be
                                            made,   against  delivery,   at  the
                                            authorized   public  offering  price
                                            stated  above,  or,  if we  shall so
                                            advise you, at the authorized public
                                            offering  price  less  the  dealers'
                                            selling  concession stated above, by
                                            wire  transfer in Federal (same day)
                                            funds or by  certified  or  official
                                            bank  check  in  New  York  Clearing
                                            House Funds  payable to the order of
                                            EarlyBirdCapital, Inc.

Termination:                                This  Agreement  shall  terminate at
                                            the  close of  business  on the 45th
                                            day following the effective  date of
                                            the Registration Statement (of which
                                            the  enclosed   Prospectus  forms  a
                                            part),   unless   extended   at  our
                                            discretion  for a period or  periods
                                            not to  exceed in the  aggregate  30
                                            additional  days.  We may  terminate
                                            this   Agreement,   whether  or  not
                                            extended,   at  any   time   without
                                            notice.

                  2. Any of the Units purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that
(a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to you that they will promptly reoffer such Units at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 9 below.

                  3. You, by becoming a member of the  Selected  Dealers,  agree
(a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to you, (b) not to use any of the Units to reduce or cover any short position you may have and (c) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Units prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

                  4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

                  5. You agree that until termination of this Agreement you will not make purchases or sales of the Units except (a) pursuant to this Agreement,
(b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

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                  6. Additional  copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

                  7. The Units are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

                  8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Units are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Units in any jurisdiction. We acknowledge that you have advised us that sales of the Company's securities cannot be made from the state of New Jersey. You represent to us that all sales by you of the Company's securities will be made by your offices outside the state of New Jersey. We have caused to be filed a Further State Notice relating to such of the Units to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that we as the Underwriters of the offering or manager of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

                  9. You, by becoming a member of the Selected Dealers, represent that you are actually engaged in the investment banking or securities business and that you are (a) a member in good standing of the NASD and will comply with NASD Conduct Rule 2740, or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales shall be in compliance with Rule 2790 of the NASD's Conduct Rules; (iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

                  10.  Nothing  herein  shall  constitute  any  members  of  the
Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

                  11. EarlyBirdCapital, Inc. shall be the Managing Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of (i) the validity or value of the Units (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement or this Agreement, (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi)

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the performance by the Company, or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

                  12. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

                  13. All communications from you shall be addressed to EarlyBirdCapital, Inc. at 275 Madison Avenue, Suite 1203, New York, New York 10016, Attention: David M. Nussbaum, Chairman. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.

                  If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

                                           Very truly yours,

                                           EARLYBIRDCAPITAL, INC.


                                           By:________________________________
                                              Steven Levine
                                              Managing Director




                  We accept membership in the Selected Dealers on the terms specified above.

Dated:  ___________ __, 2005


         (Selected Dealer)


         ___________________________________________




By:___________________________________
      Name:
      Title:



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